UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 8, 2016

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2016, eHealth, Inc. (the “Company”) announced the resignation of Stuart M. Huizinga from his positions as Senior Vice President and Chief Financial Officer of the Company, effective immediately. Mr. Huizinga will continue to serve as the Company’s principal financial officer and principal accounting officer to help finalize the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and will resign such roles on September 30, 2016.

In connection with Mr. Huizinga’s resignation, the Company entered into a transition agreement and release with Mr. Huizinga on July 11, 2016 (the “Transition Agreement”) and consulting agreement with Mr. Huizinga as of the same date (the “Consulting Agreement”). The Transition Agreement entitles Mr. Huizinga to continued salary and benefits during his employment through September 30, 2016. The Transition Agreement includes a release of claims by Mr. Huizinga in favor of the Company. Pursuant to the Consulting Agreement, Mr. Huizinga will provide consulting services to the Company upon the termination of his employment through September 30, 2017 (the “Consulting Period”), to assist with the transition of his duties and responsibilities. While Mr. Huizinga provides such consulting services, he will receive a consulting fee of $27,917 per month and Company-paid COBRA health premiums, and will remain eligible to vest in his outstanding Company equity awards in accordance with the terms of the applicable Company plan and award agreement governing the terms of such equity awards. In the event that his consulting services are terminated by the Company without cause prior to completion of the Consulting Period, Mr. Huizinga will receive: (i) continued payments of his consulting fee and Company-paid COBRA health premiums for the remaining portion of the Consulting Period, (ii) vesting acceleration of any equity awards that are subject to vest based on continued service as though he continued to provide services through the end of the Consulting Period, and (iii) any equity awards subject to performance-based vesting will remain outstanding and will be eligible to vest to the extent that the applicable performance goals are met during the Consulting Period and deeming any continued service requirements met as though he had continued to provide services through the end of the Consulting Period.

On July 11, 2016, the Company announced the appointment of David Francis as the Chief Financial Officer of the Company, effective as of such date. Mr. Francis, 48, previously served as managing director, equity research at RBC Capital Markets from November 2013 to July 2016. From 2007 to October 2013, he served as managing partner of The JAAG Group/JAAG Research, healthcare and technology consulting and research firms founded by Mr. Francis. Previously, Mr. Francis was a managing director and co-head of Healthcare Equity Research at Jefferies & Co., a partner, equity research at JC Bradford & Co., a managing director, equity research at Volpe Brown Whelan, a managing director at Punk, Ziegel & Knoell and an investment banking analyst at Needham & Company. Mr. Francis holds a B.S. degree in economics with concentrations in finance and management from the Wharton School of the University of Pennsylvania.

In connection with the appointment of Mr. Francis as Chief Financial Officer, the Board approved an employment agreement with Mr. Francis (the “Employment Agreement”), which provides for an initial annual base salary of $360,000 and a target annual incentive award opportunity equal to 60% of his annual base salary, subject to such performance goals and other terms as determined by the Compensation Committee of the Board (the “Compensation Committee”), with any such bonus payable to Mr. Francis to be prorated for fiscal year 2016. To assist with Mr. Francis’ relocation to the San Francisco Bay Area, he will receive an initial cash payment of $100,000 within 60 days and an additional cash payment of $100,000 within 60 days after Mr. Francis’ immediate family has permanently relocated to the San Francisco Bay Area by August 1, 2017.

The Employment Agreement provides for the grant of two restricted stock unit awards under the Company’s 2014 Equity Incentive Plan (the “Equity Plan”) and otherwise be subject to the terms and conditions of an award agreement under the Equity Plan. The first restricted stock unit award will cover 75,000 shares of the Company’s common stock and will be subject to vesting over four years, subject to potential acceleration upon certain terminations of employment (the “Time-Based RSU”). The second restricted stock unit award will cover 75,000 shares of the Company’s common stock (the “Performance-Based RSU”). Portions of the Performance-Based RSU are eligible to be earned based on the Company’s achievement of various levels of thirty trading day average stock price targets (or transaction price targets, in the case of a change in control), with vesting generally occurring one year following the date the option is earned, so long as Mr. Francis has remained in continuous service with the Company.

If Mr. Francis’ employment is terminated by the Company without cause or if he voluntarily resigns for good reason, he will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to up to twelve months of his then current annual base salary; (ii)  Company‑paid COBRA premiums for up to 12 months, (iii) vesting acceleration of the Time‑Based RSU to the extent the award otherwise would have vested had he remained employed for an additional 12 months, and (iv) vesting acceleration of the Performance‑Based RSU with respect to the portion of the award (if any) for which the applicable performance goals had been met as of the date of employment termination. Mr. Francis’ receipt of the foregoing severance payments and benefits is conditioned on his execution of a release of claims in favor of the Company and its affiliates.

There are no family relationships between Mr. Francis and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Employment Agreement, there are no transactions between Mr. Francis or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Francis and any other persons pursuant to which Mr. Francis was selected as the Chief Financial Officer of the Company.

On July 8, 2016, the Compensation Committee approved the 2016 Chief Executive Officer Bonus Plan (the “CEO Bonus Plan”) for the Company’s chief executive officer, Scott Flanders. Any bonus payable to Mr. Flanders will be based on the Compensation Committee’s determination of the CEO’s performance and any other performance goals under the CEO Bonus Plan, and will be prorated based on the period during 2016 that Mr. Flanders has been employed with the Company.

On July 8, 2016, the Compensation Committee approved a Form of Notice of Stock Option Grant and Stock Option Agreement with performance-based vesting and Form of Notice of Stock Unit Grant and Stock Unit Agreement with performance‑based vesting (“Form of PSU Agreement”), under the Company’s 2014 Equity Incentive Plan. As of the same date, the Compensation Committee also approved the grant of the Performance-Based RSU to Mr. Francis in accordance with the terms described above, and performance-based restricted stock units to each of Robert S. Hurley and Tom G. Tsao covering 20,000 shares and 25,000, shares, respectively, of the Company’s common stock, effective as of August 16, 2016. The awards granted to Messrs. Hurley and Tsao are eligible to be earned based on the same criteria as described with respect to the Performance‑Based RSU above. Each of these awards was granted under the Equity Plan and otherwise is subject to the terms and conditions of the Form of PSU Agreement.

Further, on July 8, 2016, the Compensation Committee approved a form of severance letter agreement and authorized the entry into such severance letter agreement with each of Messrs. Tsao and Hurley (the “Severance Letter”). The Severance Letters provide that in the event of a termination of the executive’s employment with the Company without cause and other than due to death or disability, the executive will receive severance benefits of continued base salary for six (6) months and Company-paid continued medical coverage for up to six (6) months. These severance benefits are subject to a release of claims by the executive in favor of the Company.

The foregoing descriptions of the Transition Agreement applicable to Mr. Huizinga, the Employment Agreement applicable to Mr. Francis, the CEO Bonus Plan, and the performance-based restricted stock unit awards are summaries only and do not purport to be complete. A copy of each of such Transition Agreement, such Employment Agreement, the CEO Bonus Plan, the Form of Notice of Stock Option Grant and Stock Option Agreement with performance-based vesting and the Form of Notice of Stock Unit Grant and Stock Unit Agreement with performance‑based vesting will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2016	/s/ Scott Giesler

Scott Giesler
General Counsel and Secretary